                                                                 Draft of 5/6/96
                                                                 ---------------

              INSTRUCTIONS AS TO USE OF TREX MEDICAL CORPORATION
                           SUBSCRIPTION CERTIFICATES
                                      AND
                    INTERNATIONAL HOLDER SUBSCRIPTION FORMS

                               ________________

              CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

   The following instructions relate to a rights offering (the "Rights Offering") by Trex Medical Corporation, a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $.01 per share (the "Trex Medical Common Stock"), as described in the Company's Prospectus dated May ___, 1996 (the "Prospectus"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus. Holders of record of Trex Medical Common Stock at the close of business on May ___, 1996 (the "Trex Medical Record Date") are receiving 0.10 subscription rights (the "Rights") for each share of Trex Medical Common Stock held by them on the Trex Medical Record Date. The Rights are non - transferable except that ThermoTrex Corporation ("ThermoTrex"), may redistribute the Rights received by it to the holders of its Common Stock, par value $.01 per share (the "ThermoTrex Common Stock"). Holders of record of ThermoTrex Common Stock are receiving 0.10 Rights for each share of ThermoTrex Common Stock held by them on June ___, 1996 (the "ThermoTrex Record Date"). ThermoTrex will retain all Rights not so distributed and has irrevocably elected not to exercise such Rights which will expire unexercised. The terms of the Rights further provide that they may not be exercised by any person holding a majority of the outstanding shares of ThermoTrex Common Stock. As holder of a majority of the outstanding shares of ThermoTrex Common Stock, Thermo Electron Corporation will have no right to exercise the Rights it receives from ThermoTrex and such Rights will expire unexercised. An aggregate of approximately 1,250,000 Rights exercisable to purchase an aggregate of approximately 1,250,000 shares of Trex Medical Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each Right is exercisable to purchase one share of Trex Medical Common Stock (the "Subscription Privilege") upon payment of $16.00 in cash (the "Subscription Price") subject to the refund of the amount, if any, by which $16.00 exceeds the initial public offering price of the Company's concurrent firm commitment underwritten offering to the public of 2,400,000 shares of Trex Medical Common Stock (the "Underwritten Public Offering").

   No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company and ThermoTrex has been rounded up to the nearest whole number in order to avoid issuing fractional rights.

   The Rights will expire at 5:00 p.m., Eastern time, on June ___, 1996 (the "Expiration Date").

   The number of rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the form on the back of your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided. If you are located outside of the United States or have an APO or FPO address, you have not been provided with a subscription certificate, but have received an International Holder Subscription Form (unless you are located in the United Kingdom). You should indicate your wishes with regard to the exercise of your Rights by completing the International Holder Subscription Form and returning it to the Subscription Agent by mail or by telecopy at the address and telecopier number provided below. Holders located in the United Kingdom who are interested in participating in the Rights Offering should contact NatWest Securities Limited, 135 Bishopsgate, London, England EC2M 3UR, telephone 011-44-71-375-5000, telecopier 011-44-71-375-6580, attention: Mr.
Melvyn Rowe.

   YOUR SUBSCRIPTION CERTIFICATE OR INTERNATIONAL HOLDER SUBSCRIPTION FORM AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

   THE ISSUANCE OF SHARES UPON THE EXERCISE OF RIGHTS IS CONDITIONED UPON THE CLOSING OF THE UNDERWRITTEN PUBLIC OFFERING DESCRIBED IN THE RELATED PROSPECTUS. IF EITHER THE UNDERWRITTEN PUBLIC OFFERING FAILS TO CLOSE OR THE INITIAL PUBLIC OFFERING PRICE IN THE UNDERWRITTEN PUBLIC OFFERING IS MORE THAN $16.00, THE RIGHTS OFFERING WILL TERMINATE AND THE SUBSCRIPTION PRICE WILL BE RETURNED TO YOU WITHOUT INTEREST OR DEDUCTION.

1. Subscription Privilege.

   To exercise Rights, complete Form 1 of the subscription certificate and send your properly completed and executed subscription certificate or, for holders outside the United States or with APO or FPO addresses, an International Holder Subscription Form, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege to the Subscription Agent. An International Holder Subscription Form, but not a subscription certificate, may be sent by telecopy to the Subscription Agent at the number provided below. Payment of the Subscription Price must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company as Subscription Agent, or (b) by wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Chemical Bank, 55 Water Street, New York, New York 10041, Account No. 323-294723, ABA No. 021 000 128. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate and the number of Rights being exercised pursuant to the Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription certificates within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificates must be received by the Subscription Agent within three American Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

   The address, telephone and telecopier numbers of the Subscription Agent are as follows:

       If  By Mail:                              If By Hand:
American Stock Transfer                   American Stock Transfer
    & Trust Company                            & Trust Company
    40 Wall Street                        40 Wall Street, 46th Floor
 New York, New York  10005                 New York, New York  10005

                     If By OverNight Courier or Telecopy:
                    American Stock Transfer & Trust Company
                                40 Wall Street
                           New York, New York  10005
                       Telephone and Telecopier Numbers:
                           Telephone:  718-921-8200
                           Telecopier: 718-234-5001

   If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the subscription certificates or International Holder Subscription Forms delivered by you (such excess being the "Subscription Excess"), the Subscription Agent will refund the Subscription Excess to you without interest or deduction.

2. Delivery of Stock Certificates, Etc.

   The issuance of shares of Trex Medical Common Stock purchased upon the exercise of Rights is conditioned upon (i) the closing of the Underwritten Public Offering and (ii) the public offering price of the Underwritten Public Offering being less than or equal to $16.00 per share (together, the "Closing Conditions"). If the Closing Conditions are satisfied, it is anticipated that the closing of the sale of shares issuable upon exercise of the Rights (the "Closing") will occur on or about the sixth business day following the Expiration Date. The date upon which the Closing occurs is referred to herein as the "Closing Date." If the Closing Conditions are not satisfied, the Subscription Agent shall mail to you the aggregate Subscription Price delivered by you for the exercise of Rights, without interest or deduction, as soon as practicable after a determination has been made that the Closing will not occur. If the Closing occurs, the following deliveries and payments will be made to the address shown on the face of your subscription certificate or, in the case of international holders or holders with APO or FPO addresses, the address shown on the records of the Company or ThermoTrex, as the case may be, unless, in the case of domestic holders, you provide instructions to the contrary on Form 2 of your subscription Certificate.

      (a) Basic Subscription Privilege. As soon as practicable after the Closing Date, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Trex Medical Common Stock purchased pursuant to the Subscription Privilege.

      (b) Cash Payments. As soon as practicable after the Closing Date, the Subscription Agent will mail to each Rights holder who exercises Rights any Subscription Excess and that amount equal to the number of Rights exercised multiplied by the amount, if any, by which $16.00 exceeds the initial public offering price per share of the Underwritten Public Offering.

3. Execution

      (a) Execution by Registered Holder. The signature on the subscription certificate or the International Holder Subscription Form must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate or, in the case of international holders or holders with APO or FPO addresses, the name of the registered holder as shown on the records of the Company or ThermoTrex, as the case may be, without any alteration or change whatsoever. Persons who sign the subscription certificate or the International Holder Subscription Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

      (b) Execution by Person Other than Registered Holder. If the subscription certificate or the International Holder Subscription Form is executed by a person other than the holder named on the face of the subscription certificate or shown on the records of the Company or ThermoTrex, as the case may be, proper evidence of authority of the person executing the subscription certificate or the International Holder Subscription Form must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to specify special delivery instructions pursuant to Form 2.

4. Method of Delivery.

   The method of delivery of subscription certificates or International Holder Subscription Forms and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., Eastern time, on the Expiration Date.

5. Special Provisions Relating to the Delivery of Rights Through The Depository Trust Company.

   In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege.

6. Substitute Form W - 9.

   Each Rights holder who elects either to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W - 9, which is included as Exhibit A hereto. Additional copies of Substitute Form W - 9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Trex Medical Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

                                                                       EXHIBIT A
                                                                 TO INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                           SUBSCRIPTION CERTIFICATES
                                   issued by
                           TREX MEDICAL CORPORATION

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated May ___, 1996 (the "Prospectus") of Trex Medical Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern time, on June ___, 1996 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering" in the Prospectus. Payment of the Subscription Price of $16.00 per share for each share of Trex Medical Common Stock subscribed for upon exercise of such Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern time, on the Expiration Date even if the Subscription Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          The Subscription Agent is:
                    American Stock Transfer & Trust Company

                             General Information:
                                1-718-921-8200

      By Mail:              Facsimile Transmission:          By Hand:

American Stock Transfer          1-718-234-5001        American Stock Transfer
    & Trust Company                                        & Trust Company
    40 Wall Street                                         40 Wall Street
 New York, New York 10005                                    46th Floor
                                                        New York, New York 10005

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                             GUARANTEE OF DELIVERY
       (Not to be used for Subscription Certificate signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

 ....................................   Dated: ............................, 1996

 ....................................   .........................................
                                                     (Name of Firm)

 ....................................   .........................................
           (Address)                              (Authorized Signature)

 ....................................
  (Area Code and Telephone Number)

      The institution which this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                                                                       EXHIBIT A
                                                                 TO INSTRUCTIONS

Gentlemen:

      The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing __________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Trex Medical Common Stock per Right with respect to each of _________ Rights represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $16.00 per share for each share of Trex Medical Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

      [_]   is being delivered to the Subscription Agent herewith
                                       or
      [_]   has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      [_]   wire transfer of funds
            -- name of transferor institution............................
            -- date of transfer..........................................
            -- confirmation number (if available)........................
      [_]   uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
      [_]   certified check
      [_]   bank draft (cashier's check)
      [_]   money order
            -- name of maker.............................................
            -- date of check, draft or money order.......................
            -- check, draft or money order number........................
            -- bank on which check is drawn or issuer of money order.....

Signature(s)...................       Address.......................
 ...............................       ..............................
Name(s)........................       ..............................
 ...............................       Area Code and Tel. (No(s).....
     (Please type or print)
                                              .................................
Subscription Certificate
No(s). (if available)..............................................

                                                                       EXHIBIT B
                                                                 TO INSTRUCTIONS




                           IMPORTANT TAX INFORMATION

      Under the federal income tax law, dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding, and each Rights holder who exercises Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights) with such Rights holder's correct taxpayer identification number on Substitute Form W-9 below. If such Rights holder is an individual, the taxpayer identification number is his social security number. If the Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

      Certain Rights holders (including, among others, all corporation and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

      If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like other withheld amounts, as an advance payment of the person's tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

      To prevent backup withholding, the Rights holder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct ( or that such Rights holder is awaiting a taxpayer identification number).

What Number to Give the Subscription Agent

      The Rights holder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                                                                       EXHIBIT B
                                                                 TO INSTRUCTIONS





            PAYER'S NAME:  AMERICAN STOCK TRANSFER & TRUST COMPANY

- --------------------------------------------------------------------------------------------------------
SUBSTITUTE                      PART I--Taxpayer Identification No. _________     Part II--For
                                                                                  Payees Exempt
                                                                                  from Backup
                                                                                  Withholding (see
Form W-9                                                                          enclosed Guidelines)
Department of the Treasury
Internal Revenue Service
                                Enter your taxpayer identification
                                number in the appropriate box. For
                                most individuals, this is your       _____________________________
                                social security number. If you do       Social Security No.
                                not have a number, see Obtaining               OR
                                a Number in the enclosed
                                Guidelines.

Payer's Request for Taxpayer
Identification Number (TIN)     Note:  If the account is in more     _____________________________
                                than on e name, see the chart on        Employer Identification
                                page 2 of the enclosed Guidelines             Number
                                to determine what number to give.
- --------------------------------------------------------------------------------------------------------

Certification-Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding wither because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
Certification Instructions - You must cross out item (2) above is you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE:______________________________________  DATE: ________________, 1996
- --------------------------------------------------------------------------------

        NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                                                       EXHIBIT B
                                                                 TO INSTRUCTIONS




            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


      Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 000-00-000. The table below will help determine the number to give the payer.

- ------------------------------------------------------------------------------------------------------------------
                                                                                   Give the name and
                                                                                    SOCIAL SECURITY
                     For this Type of Account:                                        number of--
- ------------------------------------------------------------------------------------------------------------------
 1.  Individual                                                           The individual

 2.  Two or more individuals (joint account)                               The actual owner of the  account, if
                                                                           combined funds, the first individual
                                                                           on  the account(1)

 3.  Custodian account of a minor (Uniform Gift to Minors Act)             The minor(2)

 4.  a.  The usual revocable savings trust (grantor is also trustee)       The grantor-trustee(1)
     b.  The so-called trust account that is not a legal or valid trust    The actual owner(1)
         under State law.

 5.  Sole proprietorship                                                   The owner(3)

- ------------------------------------------------------------------------------------------------------------------
                                                                                   Give the name and
                                                                                 EMPLOYER IDENTIFICATION
                     For this Type of Account:                                          number of
- ------------------------------------------------------------------------------------------------------------------
 6.  A valid trust, estate or pension trust                                Legal entity (do not furnish the
                                                                           identification number of the
                                                                           personal representative or trustee
                                                                           unless the legal entity itself is not
                                                                           designated in the account title)(4)
- ------------------------------------------------------------------------------------------------------------------
 7.  Corporation                                                           The corporation
- ------------------------------------------------------------------------------------------------------------------
 8.  Association, club, religious, charitable, educational or other        The organization
     exempt organization
- ------------------------------------------------------------------------------------------------------------------
 9.  PartnershipThe partnership
- ------------------------------------------------------------------------------------------------------------------
 10. A broker or registered nominee                                        The broker or nominee
- ------------------------------------------------------------------------------------------------------------------
 11. Account with the Department of Agriculture in the name of a           The public entity
     public entity (such as a State or local government, school district, or prison) that receives agricultural program payments
- ------------------------------------------------------------------------------------------------------------------

- -----------------------
(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or your Employer Identification Number.
(4) List first and circle the name of the legal trust, estate or pension trust.
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Obtaining a Number
    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding

    Certain payees are exempt from backup withholding.  For interest and dividends, the following payees are exempt:
         .   A corporation.
         .   An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7).
         .   The United States or any of its agencies and instrumentalities.
         .   A State, the District of Columbia, a possession of the United
             States or any of their political subdivisions or instrumentalities.
         .   A foreign government or any of its political subdivisions, agencies or instrumentalities.
         .   An international organization or any of its agencies or
             instrumentalities.
         .   A foreign central bank of issue.
         .   A dealer in securities or commodities required to register in the
             United States or a possession of the United States.
         .   A real estate investment trust.
         .   An entity registered at all times under the Investment Company Act of 1940.
         .   A common trust fund operated by a bank under section 584(a).
         .   A financial institution.
         .   A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of
             Corporate Secretaries, Inc. Nominee List.
         .   An exempt charitable remainder trust, or a trust described in section 4947.
     Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
         .   Payments to non-resident aliens subject to withholding under section 1441.
         .   Payments to partnerships not engaged in a trade or business in the
             United States and which have at least one non-resident partner.
         .   Payments of patronage dividends where the amount received is not paid in money.
         .   Payments made by certain foreign organizations.
     Payments of interest not generally subject to backup withholding include the following:
         .   Payments of interest on obligations issued by individuals. Note:
             you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the taxpayer's trade or business and you have not provided your correct taxpayer
             identification number to the payer.
         .   Payments of tax-exempt interest (including exempt-interest dividends under section 852).
         .   Payments described in section 6049(b)(5) to non-resident aliens.
         .   Payments on tax-free covenant bonds under section 1451.
         .   Payments made by certain foreign organizations.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

      Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereto.

Privacy Act Notice

      Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

  (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
  (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
  (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE















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